                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of Sybase, Inc. (Forms S-3) pertaining to the resale of Sybase, Inc. Common Stock by certain former stockholders of Purchase Net Inc., Visual Components, Inc., Complex Architectures, Inc. and Expressway Technologies Corporation and related Prospectuses, and by certain stockholders and former stockholders of Sybase, Inc., in the Registration Statement (Form S-3) pertaining to the issuance of Sybase, Inc. Common Stock in connection with the payment of fees to Safeguard Scientifics, Inc., and in the Registration Statements (Form S-8) pertaining to the 1996 Stock Plan, the 1988 Stock Option Plan, the 1992 Director Stock Option Plan, the 1991 Employee Stock Purchase Plan, the 1991 Foreign Employee Subsidiary Stock Purchase Plan, the Gain Technology, Inc. 1990 Stock Option Plan and Employee Stock Purchase Agreement, the Powersoft Corporation 1984 Incentive Stock Option Plan, the Powersoft Corporation 1994 Amended and Restated Employee Incentive and Non-Qualified Stock Option Plan, the Letter Agreement Between Powersoft Corporation and William P. Miller Dated April 5, 1991 and the Powersoft Corporation 1994 Amended and Restated Employee Stock Purchase Plan, the Complex Architectures, Inc. Stock Option Plan and the Letter Agreement dated February 25, 1994 between Complex Architectures, Inc. and Frank A. Sola, the Expressway Technologies 1987 Stock Plan, the Micro Decisionware, Inc. Stock Option Plan, and the Visual Tools, Inc. 1993 Stock Option Plan and related Prospectuses, of our report dated February 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of Powersoft Corporation as of December 30, 1994 and 1993 and for the three years in the period ended December 31, 1994, which report is included in the Form 10-K of Sybase, Inc.

                                            COOPERS & LYBRAND




Boston, Massachusetts
March 26, 1997